                                                                   EXHIBIT 21.1

                     SUBSIDIARIES OF ENERGY VENTURES, INC.

                                                              State or Country
                                                              of Incorporation
      Name of Subsidiary                                       or Organization
      ------------------                                      ----------------
Bak Texas ..................................................   Azerbaijan

Channelview Real Property, Inc. ............................   Delaware

Dongying Shengli-Highland Company, Ltd. ....................   China

Energy Ventures Cyprus Limited .............................   Cyprus

Energy Ventures Far East, Inc. .............................   Hong Kong

Energy Ventures FSC ........................................   Barbados

Enerpro De Mexico, S.A. de C.V. ............................   Mexico

Production Engemaq .........................................   Brazil

EVI Arrow, Inc. ............................................   Delaware

EVI (Barbados), Inc. .......................................   Barbados

EVI Brazil .................................................   Brazil

EVI Cayman, Ltd. ...........................................   Cayman Islands

EVI, Inc. ..................................................   Delaware

EVI International, Inc. ....................................   Delaware

EVI Management, Inc. .......................................   Delaware

EVI Oil Tools de Venezuela, S.A. ...........................   Venezuela

EVI Oil Tools, Inc. ........................................   Delaware

EVI Oil Tools Limited ......................................   Scotland

EVI Oil Tools Servicios, S.A. ..............................   Venezuela

EVI Watson Packers, Inc. ...................................   Delaware

Irmaos Geremia .............................................   Brazil

Grant Prideco, Inc. ........................................   Delaware

Grant Prideco Limited ......................................   Scotland

Grant Prideco S.A. de C.V. .................................   Mexico

Grant Prideco S.A. .........................................   Switzerland

Grant Tubular Finishing Ltd. ...............................   Hungary



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               SUBSIDIARIES OF ENERGY VENTURES, INC.-(Continued)


                                                               State or Country
                                                               of Incorporation
Name of Subsidiary                                             or Organization
------------------                                            ----------------
GulfMark Acquisition, Inc. ...................................   Delaware

Highland/Corod, Inc. .........................................   Canada

Marservice, LTD. .............................................   Brazil

Prideco de Venezuela, S.A. ...................................   Venezuela

Prideco Europe Limited........................................   Scotland

Prideco Holdings, Inc. .......................................   Delaware